THOMSON REUTERS EDITED TRANSCRIPT Q3 2019 Patrick Industries Inc Earnings Call EVENT DATE/TIME: OCTOBER 24, 2019 / 2:00PM GMT THOMSON REUTERS | Contact Us 1 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - Director of Research John Lovallo BofA Merrill Lynch, Research Division - VP Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Third Quarter 2019 Earnings Conference Call. My Name is Paulette, and I will be your operator for today's call. (Operator Instructions) Please note that this conference is being recorded. And I will now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. You may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries' Third Quarter 2019 Conference Call. I am joined on today call by Todd Cleveland, Chairman and CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in press releases, our Form 10-K for the year ended 2018 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thank you, Julie Ann. Good morning, everyone. Thank you for joining us on the call today. We remain disciplined in the third quarter of 2019 and continued to drive the execution of our tactical and strategic plan as both our RV and Marine markets focused on model year change and dealer inventory destocking in preparation for the 2020 model and show season. Our housing and industrial markets regained momentum after weather-related issues, economic uncertainty and interest rate volatility impacted the first half shipments in new housing starts. We also worked diligently in partnership with our customers during our model change season in the second and third quarters to share in cost synergies, commodity cost decreases and bring new innovations to promote continued differentiation enhancements to their units. Additionally, we continue to focus on sizing and scaling our business model in alignment with our revenue and identified and executed on fixed cost-reduction estimate initiatives estimated over $10 million in annualized savings. Our third quarter revenues of $566 million declined slightly versus the prior year, and we continue to increase our content per unit in each market sector. Our third quarter 2019 net income, excluding the impact of our cybersecurity incident we discussed in our news release, was approximately $23 million or $0.98 per diluted share. And now I'll turn the call over to Andy who will further review our primary markets and overall business outlook. THOMSON REUTERS | Contact Us 2 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. While production and demand calibration continued in the RV market and carried into the marine market in the third quarter, we continued to grow organically, net of industry, as a result of our diversified market presence and strategic and tactical growth plan. Macroeconomic and demographic trends remained positive, supporting an encouraging near and long-term outlook as we look to the 2020 model season and beyond. Our leisure lifestyle markets, encompassing RV and Marine, collectively represent 68% of our third quarter revenues. Dealer inventory management was a strong focus for the third quarter, coupled with model year change, which was robust with additional content, options and design changes for the 2020 model units in general. Our housing and industrial markets, representing 32% of our third quarter revenues, rebounded from the weather-related issues experienced in the first half of 2019 as interest rate reductions and improved weather conditions took hold in the third quarter. More specifically on the RV side of our business, our third quarter 2019 financial performance reflects the impact of continued aggressive rebalancing of retail inventories with disciplined wholesale production levels against the backdrop of fundamentally solid overall retail demand. Our RV revenues were down $45 million or 13% against wholesale shipments that were down by an estimated 14%. Retail continues to outpace wholesale and drive dealer inventories down and is setting up nicely for a return to a more direct relationship between wholesale shipments and retail unit sales for the upcoming 2020 selling season. The gap between retail shipments and wholesale production continued in the third quarter, consistent with the second quarter, with retail shipments estimated to be down mid-single digits and wholesale shipments down mid-double digits. On a unit basis, this equates to an estimated 40,000 to 45,000 units pulled from inventory in the third quarter alone. Since the inventory destocking began in the second quarter of 2018, retail shipments have outpaced wholesale shipments by more than 120,000 units over the past 18 months. We are currently assuming existing wholesale production run rates to continue through the fourth quarter as OEMs maintain their disciplined production cadence. In addition, we currently expect a mid-single-digit decrease in full year 2019 retail shipments from 2018, after final adjustments. We currently estimate dealer unit inventories both now and at the end of the fourth quarter to be at their lowest point since the end of 2014 on retail shipments that are projected to be 40% higher than they were in 2014 and at a time when wholesale production began to have difficulty keeping up with retail demand. The RVIA's latest published expectations for 2019 project wholesale unit shipments to be 401,000 units, representing a decline of approximately 17% from 2018 and implying a low double-digit decrease for the fourth quarter. Using this data, and based on our estimates, this would imply that more than 10 weeks will have been taken out of inventory weeks on hand since 2014 by the end of 2019. The RVIA is currently estimating 387,000 wholesale units for 2020 or a decline of approximately 3% from 2019. On the Marine side of our business, we saw dealers and OEMs concentrate on inventory destocking during the quarter as they proactively focused on reducing pockets of excess inventories resulting from a challenging weather environment in the northern parts of the country in the first half of the year that negatively impacted retail, particularly in the pontoon and aluminum fish categories. We estimate Marine powerboat wholesale unit shipments to be down low double digits in the third quarter. Our Marine revenues declined approximately $6 million or 7% in the quarter and represented 13% of our consolidated sales in the quarter, down slightly from 14% in the same quarter last year. Our retail content per unit increased 54% in the quarter as a result of both strategic and organic growth, net of industry. Powerboat retail rebounded in the third quarter, which generally represents about 30% of full year shipments, increasing an estimated 1% to 2% for the quarter with pontoon up 11% and ski and wake up 12%. Aluminum fish remains soft with retail shipments down approximately 5% for the quarter and 11% year-to-date on an unrevised basis. Overall, we estimate third quarter year-to-date Marine powerboat wholesale shipments to be down mid- to high single digits. THOMSON REUTERS | Contact Us 3 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call All indicators currently point towards a low to mid-single-digit decline in Marine retail units and a high single-digit decline in wholesale unit production for fiscal year 2019 as the OEMs position themselves for the expected solid 2020 model season. Channel inventories appear to be appropriately recalibrating as a result. And while we expect production levels to continue to be rationalized in the fourth quarter, we expect inventories to continue to be depleted through the fourth quarter and positioned well for the upcoming 2020 selling season. Marine dealer shows held in the third quarter were positive, and OEMs are continuing to offer more value-added content on boats. Long-term fundamental demand was 39% of first-time boaters falling in the 35 to 44-year-old age group, aging boats in the water, and the related replacement cycle of an estimated 1 million units over the next 4 years, all point towards continued strong growth opportunities in the Marine sector. Now turning to the housing and industrial side of our business. Our manufactured housing sales represent 19% of our total revenues in the third quarter and increased $41 million or 61% over the third quarter of 2018. This compares to 12% of our revenues from the third quarter of 2018 and reflects an estimated 1% decrease in wholesale unit shipments. Our content per unit is up an estimated 65% in the MH market. While weather again impacted these markets due to flooding in the Southeast in the first half of 2019, causing the inability to set homes, the demographic trends consistent with our leisure lifestyle markets indicate strong expected demand patterns as we are seeing both growth in population of first-time buyers and the older generation looking to downsize into multifamily housing from rural to more urban areas. In addition, 71% of MH residents cite affordability as the key driver of choice for owning a manufactured home and 62% of all MH residents anticipate living in manufactured housing over the next 10 years. Despite a slow start to the year due to the factors described, we are currently anticipating low to mid-single-digit growth in MH wholesale units for the back half of 2019 as we continue to see and feel the tailwinds in the MH space and remain excited about the overall long-term prospects in both stick-built and manufactured housing. Revenues in our industrial business, which represented 13% of our overall sales mix in the third quarter were relatively flat compared to the prior year against a backdrop of new housing starts, which were up 4% in the quarter. Our products are generally the last to go into a new unit and generally trail new housing starts by 4 to 6 months. Single-family housing starts were up 4% in the quarter while multifamily housing starts rose 6%, with most of the growth in multifamily coming from the Midwest and Northeast regions at 10% and 19%, respectively. Our industrial business is primarily focused on residential housing, where we participate in both new construction and remodel and in the hospitality, high-rise, commercial construction, and institutional furniture markets. We see tremendous opportunities for growth in this sector with our full solutions model and we currently have several high-rise projects in the pipeline where our innovative and custom products have been spec-ed in and are waiting for the other subcontractors to finish their work. Fundamental housing demand is strong with constraints currently caused by affordability and capacity. Headwinds related to commodity costs, interest rates and tariffs, which previously had negatively impacted these markets as well, and as noted, started to dissipate in the current quarter. We are currently anticipating low single-digit growth in new housing starts for fiscal 2019 after first half starts were down approximately 4%. Overall, we are optimistic about all of our end markets in anticipation of the upcoming 2020 fiscal year. Demographics are positive, secular trends are showing signs of improvement, and interest rates and commodity costs declines in 2019, which we have passed on to customers and partnership, are now tailwinds supporting and positioning both our leisure lifestyle and housing and industrial markets for a return to overall growth. Our recent capital raise of $300 million senior notes, coupled with partially offsetting reduction of our line of credit and extended maturity of our credit facility, provide tremendous liquidity and flexibility to not only drive our strategic growth plan and capital allocation strategy for the foreseeable future, but also to comfortably navigate through changing market dynamics. We continue to manage our flexible operating model as we navigate the rebalancing in our leisure lifestyle markets and in anticipation of disciplined fourth quarter THOMSON REUTERS | Contact Us 4 ©2019 Thomson Reuters. All rights reserved. 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OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call production levels. In the third quarter, we further aligned our cost structure eliminating over $10 million in fixed overhead on an annualized basis, which Josh will explain in more detail in his prepared remarks. These cost savings, combined with our team's focus on driving market share gains, operational improvement and synergy realization, will continue to strategically position the company to remain flexible and nimble and drive overall long-term growth in both our top and bottom line. We remain focused on targeted acquisitions in our primary markets, recently completing the acquisition of G.G. Schmitt & Sons, a high-quality, value-added component supplier to the marine market. We are very excited about our acquisition pipeline, which remains full, as we are constantly cultivating and exploring new opportunities in our primary markets. In addition, we repurchased approximately 98,000 shares of our common stock during the quarter and reduced our leverage ratio. We further generated approximately $122 million in operating cash in the first 9 months of 2019 and over $7 of free cash flow per share on a TTM basis, despite declines in the RV and Marine sectors in the same period. I'll now turn the call over to Josh, who will provide some additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the third quarter declined 2% to $566 million, primarily hampered by quarter-over-quarter industry declines in 3 of our 4 primary markets we serve, which were partially offset by the impact of acquisitions completed late in the third quarter and in the fourth quarter of 2018. On the top line, we continue to focus on strategic initiatives to drive organic growth and penetrate new markets and geographic regions. With the strength of our diversified brand platform, depth of our customer relationships and strategic geographic footprint, we were able to offset some of the declines and generate organic growth net of industry by low single digits again this quarter in light of price decreases that went into effect the first half of the year and partially carried into the third quarter. Revenues from our leisure lifestyle market, which is comprised of the RV and Marine markets, decreased 12% with RV and Marine revenues down 13% and 7%, respectively, compared to the third quarter of 2018. RV content per unit on a trailing 12-month basis increased 9% to an estimated $3,145 per unit and estimated Marine retail content per unit increased 54% to $1,624 per unit. Revenues from our housing and industrial markets increased 29% in the quarter, with MH revenues up 61% versus the prior year and MH content per unit increasing 65% to an estimated $4,348 per unit. On the industrial side, revenues were flat in the quarter and housing starts were up 4% compared with the third quarter of 2018. As Andy mentioned, our products are generally the last to go into a new unit and generally trail new housing starts by 4 to 6 months. We would expect to see the benefit from the strong housing starts in the quarter in the fourth quarter of 2019 and first quarter of 2020. As discussed on the pricing front, the price decreases that we passed along in the first half of the year more than offset the price increases related to additional tariffs placed on certain products we source outside of the U.S. We've continued to partner with our customers for both price decreases related to declining commodities and price increases related to additional tariffs on certain imported products. As communicated in our news release, at the end of the third quarter, we experienced a third-party malware cyberattack that impacted our business for approximately 2 business days. We have procedures and protocols in place for situations like this, and our response and actions taken were very swift. Our focus was ensuring that customer commitments were honored, systems were up and running, and the attack was remediated. Our team did a fantastic job adapting to the situation, and we've taken additional steps and engaged forensic and other IT specialists to implement further detection and security enhancements designed to mitigate cybersecurity-related risks. The financial impact of the cyberattack and related remediation steps and security enhancements was approximately $1.5 million on an after-tax basis, which was recorded in the third quarter of 2019. We do not expect any material financial impact in future quarters. THOMSON REUTERS | Contact Us 5 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call Our gross margin in the third quarter was 18.4%, declining 10 basis points compared to the prior year, which was impacted by industry declines, primarily in our leisure lifestyle market and the corresponding lost revenues and the temporary business disruption related to the cybersecurity incident. In addition, as Andy mentioned earlier, at the end of the third quarter, we strategically reduced our fixed cost structure by approximately $10 million on an annualized basis, and as a result, expect to realize approximately $2.5 million of cost savings in the fourth quarter of 2019. The cost reductions principally involve a reduction of personnel, both salaried and production-based and related costs across our organization. Operating expenses were 11.8% of sales in the third quarter. Warehouse and delivery expenses and intangible asset amortization increased 100 basis points, which was driven by certain 2018 acquisitions and negatively impacted our operating margins due to having a higher operating expense profile relative to our overall margin profile. Independent of the $10 million in company-wide cost reductions, we have executed on 75% of our $5 million target synergies related to the acquisition of LaSalle Bristol with the benefit beginning to take effect in the third quarter. SG&A expenses were 6% of sales in the quarter, up 20 basis points compared to the prior year. Approximately $1 million of pretax costs or 20 basis points were associated with the cybersecurity incident. Operating income was approximately $37 million in the third quarter, a 16% decline from the previous year. The third quarter 2019 operating margin of 6.6% decreased 120 basis points compared to the prior year. Based on current expected industry volumes, the 50 basis point margin dilution from LaSalle and the cybersecurity impact in the quarter, offset by the execution of recent cost reductions and the LaSalle synergies, we're estimating our full year operating margin to be down 130 to 140 basis points compared to the prior year. Our net income per diluted share in the third quarter was $0.92, down 20% from the $1.15 in the prior year. Excluding the after-tax costs related to the cyber incident, net income in the third quarter was $22.8 million and net income per diluted share was $0.98. Our overall effective tax rate as reported was 26% for the third quarter. For the full year 2019, our previous all-in effective tax rate estimate of 25% to 26% still remains, excluding the impact of onetime items. Now turning to the balance sheet. Our total assets increased approximately $220 million, largely reflecting the recognition of net cash proceeds from the senior notes offering after the pay down of existing debt and approximately $81 million of operating lease right-of-use assets related to the adoption of the new lease accounting standard on January 1, 2019. In the third quarter, we repurchased approximately 98,000 shares of our common stock at an average price of $36.50 per share or a total cost of approximately $3.6 million. In addition, as previously announced, we enhanced our capital structure and added $300 million of long-term notes due 2027 to our debt structure. Combined with this transaction, we concurrently reduced the cost of our credit facility and extended the maturity to September 2024 from March of 2022. These actions provide us tremendous flexibility and ample liquidity, which is currently about $528 million, including cash on hand, to continue to execute on our strategic growth plans. And our leverage position relative to EBITDA at the end of the third quarter was under 2.3x. In the first 9 months of 2019, as Andy noted, we generated approximately $122 million of operating cash flows and invested approximately $22 million in capital expenditures. For the full year 2019, we're estimating operating cash flows of approximately $200 million and capital expenditures of approximately $30 million. That completes my remarks. Todd. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thanks, Josh. As we look to finish up fiscal 2019 and into 2020, we're anticipating a strong fundamental demand in each of our end markets in 2020, supported by strong demographic trends and macroeconomic and secular tailwinds. We have strategically and THOMSON REUTERS | Contact Us 6 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call opportunistically maintained a very flexible operating model, coupled with a variable cost structure, and plan to focus on leveraging our existing brands and expertise, customer relationships, innovation initiatives and manufacturing capabilities to drive market share gains, continue to realize operating efficiencies, and execute on our synergies across the organization. We believe our operational and financial foundation and our customer-first, performance-oriented culture, when combined with the exceptional talent and passion of our more than 8,000 team members, will continue to position us to execute on our strategic plan to grow both top and bottom line and exceed our customers' expectations. In addition, the ongoing support we receive from our customers, suppliers, Board of Directors, banking partners and our shareholders, affords us the opportunity to continue to focus on our goal of providing the highest level of quality, service and shareholder value. This is the end of our prepared remarks. We are now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) And our first question comes from Daniel Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research I want to start -- you gave a lot of good color on inventories, but that's clearly been a big focus for folks. So start there. If I'm reading the commentary right, it sounds like you've got maybe one more quarter at least of destocking expected, given that your commentary around expected shipments for Q4. Is that consistent? And beyond that, that specifically in RV, when are you expecting to level off or maybe even start to inventory -- perhaps you can start to build again? Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. We do expect destocking in the RV and the Marine space for the Q4 at this point. I think what we've seen though as it relates to where we are at in Q3 from a weeks-on-hand perspective, we think that the inventories are fairly well calibrated on the RV side of the business and that we could possibly be pushing into overcorrection in Q4, again reflecting our positive view on 2020 model season in both of our leisure lifestyle markets. We think the marine industry's been very aggressive in managing dealer and field inventories. We think they've come down very well. So again, I think as we look at both of those markets, we feel like we will see some destocking, but at this point in time, we think that again 2020 is setting up very nicely. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And Dan, I'll just add. This is Todd. While we talked about the mathematics and how we're looking at things, the commentary that we've heard both from the dealer and OEs have been very positive as they're heading in the latter part of the fourth quarter and looking towards the first quarter 2020. So I think the assessment is fairly accurate the way Andy described it, if you're looking at it. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Switching gears a little bit. In terms of MH, it doesn't get as much press perhaps for Patrick but content per unit keeps creeping higher up to almost $4,400. We talked about how much room is left to upside as far as content is concerned? And do you have a target in mind of where that might be 3 to 5 years from now? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Sure, Dan. This is Josh. We continue to gain traction in content per unit in all of our end markets. We have been really successful on the MH side with the acquisition of certain distribution companies last year, namely LaSalle Bristol in Q4, really added to our product portfolio and arsenal to continue to gain traction on the MH content per unit and also leverage growth-oriented synergies with those acquisitions with our other brands. And so as we approach over $4,400 a year on a trailing 12-month basis, we still have significant runway on the MH side, well in excess of $10,000 of content per unit in the product categories that we're in today. We view the MH is having really solid traction here at the first part of the year but still a long runway out in front of us. THOMSON REUTERS | Contact Us 7 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call Daniel Joseph Moore CJS Securities, Inc. - Director of Research Last for me, and I'll jump back in queue. Generally, the answer is always consistent over time, but in terms of capital allocation, you're looking at over $7 this year in free cash flow in the year in which RV was down 20%. So you clearly can't continue to generate a ton of cash. With the stock where it is, maybe is there any change in rank ordering your priorities for buybacks versus M&A versus debt pay down? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Dan. This is Andy. We're going to stay consistent and opportunistic as it relates to the capital allocation strategy. We're excited about our acquisition pipeline. We're excited about the organic growth opportunities we've got today. We're excited about our expansion opportunities that are out there. We're going to continue to keep ourselves very disciplined as it relates to our leverage ratio, which we reduced in the quarter as well. We feel really good about our position today. We're really excited about the financing platform that we put in place, which we expect to execute on going forward on a very opportunistic basis. And so as we kind of watched the first half of the year play out, especially in our leisure lifestyle markets, as we noted we were -- we completed the acquisition of G.G. Schmitt in the third quarter, we feel really good about where we're at going forward. And like I said, not only from an inventory perspective in those markets for 2020, but from a capital allocation and strategic perspective, we're excited about fiscal 2020. Operator Our next question comes from Scott Stember from CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Maybe, Andy, just digging back into the fourth quarter assumptions for shipments or production levels. It sounds like we're pretty much at least, on an absolute basis, kind of hit a certain run rate, but the comparisons start to get much easier definitely within the next couple of months as last year. I think, right around this time is when shipments start falling off the face of the earth. I'm just trying to frame up how much or when would you expect to see an abatement of some of these declines, fully recognizing that the absolute levels will remain kind of low sequential to the next couple of quarters? Andy L. Nemeth Patrick Industries, Inc. - President Sure. So as we look at where the RVIA is projecting shipments for the year on the RV side of the business at it will be down high double-digits year-over-year. We see OEs remaining fairly disciplined in the fourth quarter as it relates to run rates that we've seen over the past 3 quarters. I would tell you that we think there's opportunity for some uptick in shipments in the fourth quarter, but again really positioning well for the 2020 model season, as we noted. On the inventory side of the business, we think that inventories are very well positioned. And again, when we look at where we're at from a weeks-on-hand perspective and an inventory turns perspective against the backdrop of what we believe to be a strong retail environment, we think that the inventories are fairly well calibrated through the third quarter and again potentially over-calibrating into Q4, but again positioning well for 2020. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And just broadly speaking, a couple of opportunities -- looks like you guys can particularly take advantage of-- first there was a competitor in the transport business that looks like it's going out of business. Just trying to see how you guys think you can potentially benefit from that. And also with Furrion and the dislocation of the brand and some of the disruption, how do you guys think you can benefit on some of those distribution type of items. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Scott, this is Todd. As noted, there was a transportation company that left, and we have exceptional relationships with the customers this particular transportation company was doing business with. So we're excited about the opportunity. We think there's significant potential gains there. Our team has been really focused on aligning with the customer, even more so than what we've been. So really a solid opportunity. And I will say we continued to take market share in that particular business unit also in 2019. So when you look at their aggressive approach and how they've gone to market as far as Indiana Transport, they've done a great job with our customers and the teams. As it relates to Furrion, that's still playing out. And we're still evaluating and looking at that -- those particular product lines, but they THOMSON REUTERS | Contact Us 8 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call definitely do, again, once again provide us significant opportunities in a very high-dollar-type -- product dollar market. Great opportunities as we look not only during the fourth quarter but into 2020. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. That was helpful. And last question, Josh. Did you give what the absolute total organic sales number was? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. So our collective industry was down 13% across the board, so another quarter when we experienced and navigated a double-digit decline in our end markets. Our organic growth was positive again in the quarter. It was plus 1%, so net 12%. We did offset that by the 1 point, and that's still in the face of headwinds on a declining commodity market that we really experienced in the first half of the year and then carried over to some additional into Q3. Operator Our next question comes from Craig Kennison from Baird. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Maybe starting, I guess, with the cyberattack. Can you shed any more light on the scope of the attack and whether there was any customer or employee data that's now vulnerable? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Craig. This is Josh. The scope of attack was centered around our operating systems and our network. And at this time, we do not believe any customer data was compromised or any employee data was compromised. We have forensic IT specialists that are assisting with this on a consultation basis. And so at this time, we have no evidence of any customer data or employee data being compromised. Andy L. Nemeth Patrick Industries, Inc. - President Craig, I'll add just a little bit of color to that as well. Our team reacted very, very quickly. We've got disaster recovery plans in place. We've got backup plans in place. We've also got contingency plans as it relates to engaging outside experts. And so our primary focus was to make sure that our customer commitments were taken care off and then our team executed tremendously as it relates to remediating the attack, making sure we were able to ship and we were down for just 2 days. We chose to be very aggressive in deploying those assets to -- and resources to be able to get back up and running as quickly as we did. So again, I think our teams across the spectrum, whether it be our admin teams, our ops teams, did a fantastic job of adapting to a dynamic situation and really coming out and doing what we needed to do based on the plans that we had in place and our backup plan. So we were able to execute very, very well during that time frame. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Did you lose any revenue in the quarter that was deferred into the fourth quarter? And then as a follow-up to that, is there anything in the nature of your business which is highly decentralized that makes that harder to manage or easier to contain since you've got a number of different systems? Andy L. Nemeth Patrick Industries, Inc. - President Sure. We did not lose any material revenue in the quarter. And as it relates to our systems and our network, we do not have a lot of decentralized systems that are outside of our network. So we've got a strong platform in place. We've got a strong network fence in place, and so it's not decentralized. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And then you had mentioned on the fixed cost side having taken out an annualized $10 million in fixed costs, you also had the cyber event, which hopefully is nonrecurring. Could you use that information and whatever else you know and try to frame 2020 margin growth expectations? THOMSON REUTERS | Contact Us 9 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. So we'll start -- this is Josh, Craig. We'll start to benefit from the cost reduction from the fourth quarter if you just annualized that about $2.5 million on the runway -- run rate per quarter moving forward. We don't expect any material impact from the cyber incident moving forward. So when you kind of factor that in, things are setting up nicely for 2020. In addition to that as industry kind of stabilizes and normalizes both on the RV and the Marine side, and then we don't have the headwinds on a declining commodity market that we saw here in the first half of the year, when you put all together, and we're in a very good position to be able to execute on a 30 to 50 basis point margin target improvement on an annualized basis and kind of from what we see out in front of us and the actions we've taken this quarter, we're in a position to probably exceed on the 50 basis points margin improvement for 2020. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And then just on the M&A pipeline, I think you addressed this a little bit but you guys don't like to sit on cash. At what point -- how quickly could you deploy those resources in attractive M&A opportunities? Andy L. Nemeth Patrick Industries, Inc. - President This is Andy. We've got a great pipeline of opportunities that are out there today Craig. We can deploy cash very, very quickly. We did 9 deals last year. We paused in the first half of this year to digest those deals as well to kind of gain some perspective on where we think our markets were headed. So we're back on -- our capital allocation deployment strategy in the back half of this year and into 2020. So we can deploy very quickly. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst I guess one more then. Just on the content side, big picture, there's been a long-term trend toward less content in an RV as the industry chases that first-time buyer. Hopefully, some of those buyers return but they look to upgrade. At some point, do you see a reversal or at least a bottoming in industry content per unit trends? I know you guys have been able to grow but the category itself has been becoming more of a value category. How do you see that unfolding over time? Andy L. Nemeth Patrick Industries, Inc. - President At this point, Craig, we believe that a tremendous amount of content has come out of the units. We think that the units have upside potential as it relates to making that conversion from low end back into a more higher-end, value-added differentiated product as we go forward. So we feel like we're at the baseline there. We have not seen -- we've seen a lot of movement to attract that younger buyer into the space. We do not believe that this is a replacement cycle. We believe that people have been aggressive at buying units at the low end, and we think there we are about to hit that time frame when the buyers are going to start upgrading and differentiating. We're seeing that in some of the brands that we sell to today have been -- some differentiated brands have been performing. And so we're optimistic about where the content can go about that -- the buyers that are going to start differentiating and upgrading units. Operator Our next question comes from Tim Conder from Wells Fargo. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Several questions already answered, but just wanted to circle back on LaSalle. So Josh, it sounds like you think looking into '20 here that there should not be any residual hangover from LaSalle as it kind of wraps up here in Q4. Just to reconfirm that. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer That's correct. THOMSON REUTERS | Contact Us 10 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. And then Todd, Andy, whoever who wants to take this. A large player OEM stated here in their announcement very recently that they see the 2020 RV retail units being maybe down low single digits to mid-single digits. If that scenario plays out, what is your feel on the wholesale outlook for the North American industry? And granted there's still a little bit of inventory to clean up, predominantly Canada, but what's your feeling sort of building on what you've already discussed at this point? Andy L. Nemeth Patrick Industries, Inc. - President Sure. So with where inventories are at today and where the weeks on hand are at, flat to mid-single down on the retail side still positions wholesale very well for next year. And as we noted in our release, we think we're well positioned for a more direct relationship on a one-to-one basis on an annual basis with wholesale and retail as we head into 2020. So with retail kind of going to be down from our estimates, low to mid-single this year, we think that there's opportunity on the wholesale side, especially with the weeks that have been taken out. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Craig, I'll just add. If that scenario plays out like you are describing, I think the opportunity to at least meet or exceed 2019 shipping levels are definitely in play with a lot of opportunity for all of us. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer I'll just add one more piece of color on that. Retail this year if it's down mid-single digits, would put retail at 455,000 units or so. And wholesale is projected, according to RVIA, at 401,000 units. So we're pulling over 50,000 units out of the channel this year. And we're producing 50,000 units less than what's being retailed. And so as Andy noted, as you move into 2020, it's going to position wholesale to be able to withstand a pretty significant drop in retail before it would go negative in 2020. Retail could be down 5% to 8% to 10%, and it would still be above 2019 wholesale shipment levels. And so from there, just factor in -- if there are any additional destocking taking place next year, but just want to add a little bit of some actual metrics related to how we're thinking about 2020. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay. Very helpful. And just to circle back to the Indiana Transport opportunity, are you starting to see some of that reallocation of share benefiting Indiana Transport from the player that's exiting the market here in Q4? And any type of guesstimate direction that you can give as to what that potential is -- reasonable potential for Indiana Transport to gain as a result of that player exiting the market? Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes. Tim, this is Todd. I would say they're winding things down, and they're doing it in a very systematic way, again to not impact the dealers or customers and we're being respectful of that process. So I don't think we'll probably start seeing any significant benefit of that until maybe mid- to late November. But I would tell you that our team is aggressively working with the different dealers and OEs to capitalize on those opportunities as it relates to the magnitude. I would see the opportunity for sure for us to be gaining 20% to 25% of this particular transport company's market share, if not a little bit more. So again, a strong opportunity for us in 2020. Operator Our next question comes from Steve O'Hara from Sidoti & Company. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just on the -- I guess most of my questions have been answered. But in terms of the cash balance on the balance sheet, I mean, is that just timing? Or is there something -- is that just kind of dry powder waiting for acquisitions or share buybacks? And then just curious about the multiples you've seen recently. Are multiples improving? Are they still kind of maybe more elevated like they were previously? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer I'll take the first one there, Steve. The cash in the balance sheet is a little bit both. It's a little bit of timing and it's a little bit of dry powder to position us to deploy capital. So it will ebb and flow quarter-to-quarter, but it's really a combination of both. THOMSON REUTERS | Contact Us 11 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - President And Steve, this is Andy. On the acquisition multiples, multiples have remained fairly consistent. We've not seen a lot of players run through the table with discounted multiples. People have been pretty confident in the markets really through this recalibration process and have held pretty steady, and so we have not seen a lot of compression, but we stay very disciplined to what we're doing. And again, we just -- it's been fairly consistent. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then maybe just on the RV was down to 55%, I guess, in the quarter -- and I mean I know you wanted to reduce that. And if you have, let's say, also growth obviously that will swing that to the upside, assuming some additional growth in the other markets. But I mean, in terms of the acquisition outlook, is there -- I mean is it still -- do you feel -- I guess what market do you feel is maybe underrepresented in your portfolio? Where would you like to add? And then are there other areas outside of what you're currently in that maybe you're considering? Andy L. Nemeth Patrick Industries, Inc. - President Steve, this is Andy. We feel really good about the balance in our portfolio today. We feel really good about the acquisition pipeline and where those acquisitions lie. We're not looking to expand outside of our primary markets today, so we stay close to what we know, we stay disciplined, and we're going to stay opportunistic based on returns, based on strategic value, based on potential relationship opportunities and customer product lines and innovations. So we spread that across the platform and evaluate each of our candidates to prioritize those candidates which make the most sense, but we stay very disciplined to our 4 primary markets. And again, we like the balance that's in our portfolio today. Operator Our next question comes from Daniel Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Just a quick follow-up on M&A. Now that you've been in the marine space actively for a couple of years, maybe just talk about the overall pipeline of opportunities that have come your way now versus kind of where we were 2 years ago, specifically in Marine? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Dan. This is Andy. We're very active in both cultivating opportunities, developing relationships. We've got tremendous talent across our marine platform and tremendous relationships in our brand-based portfolio and brand-based model and tremendous touch points. So we've got a combination of deals coming our way as well as deals that we're actively talking to and feel really good about where we're at today, especially compared to 2 years ago. We remain active and excited about that market with tremendous touch points and customer opportunities. So we're very excited about this space. Operator Our next question comes from John Lovallo from Bank of America. John Lovallo BofA Merrill Lynch, Research Division - VP First one is, there's different, I guess, there's varying views out there on how the industry, the RV industry is actually going to play out next year. But I'm just curious what level of kind of wholesale and retail shipments are you actually planning your business around in 2020? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, John. This is Josh. It's obviously very volatile and fluid at this moment in time. We stay very close to the customers and our touch points. What I would say is we have a very flexible and nimble model to be able to flex up and down it very quickly. As we look over the horizon, as we get through the kind of the model season here, we get to the model year change over here in Q3 and we look at where production run rates are going into Q4 and the first half of the year, we're planning on being able to flex and adapt the wholesale shipments where the run rate right now, the low 400,000s, we can flex up very quickly. We just rightsized our business model here. In Q3, we tactically and strategically have done that in the first half of the year. We just took a little more aggressive steps across the board THOMSON REUTERS | Contact Us 12 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call in Q3. So what we would say is that we're planning 2020 to kind of be a little bit volatile here on the first half of the year, but we're able to flex up very quickly and adapt to that. Andy L. Nemeth Patrick Industries, Inc. - President John, this is Andy. When you look at kind of the math between wholesale and retail and where retail expectations are for next year, we believe there's a solid backdrop to retail in our leisure lifestyle markets for 2020. Our business is positioned to operate either at the RVIA numbers or above, and we think there is upside potential to the RVIA numbers that are out there. So as Josh mentioned, we're very flexible and nimble today, positioned to be able to execute at the low end, which would be the RVIA statistics that are down 3% next year, but I would tell you that we also believe that there is upside potential based on the math and based on the strong retail backdrop, as Josh noted. Retail can fall pretty significantly next year and still support a one-for-one on wholesale to retail. So we're positioned to flex up and down but also positioned at that low end on the RVIA numbers. John Lovallo BofA Merrill Lynch, Research Division - VP Okay. That's helpful. And then in terms of the Marine business, do you still expect the destocking to be relatively short-lived? And if so, what kind of gives you guys the confidence there? Andy L. Nemeth Patrick Industries, Inc. - President This is Andy. We do expect it to be short-lived. The Marine OEs and dealers have aggressively destocked over the course of -- first of all, the third quarter -- into the third quarter through the third quarter, and we expect that to continue through the fourth quarter, but inventories are coming back in line very, very quickly. And so we think there's upside potential. We do think that weather impacted the aluminum and pontoon markets up in the north in the first part of the year, which is really the driver behind it. So again, as they reacted very quickly, we think that again 2020 is positioning very nicely in our leisure lifestyle markets. John Lovallo BofA Merrill Lynch, Research Division - VP Okay. Then finally, just heading into an election year, which will likely be among the more contentious in history, do you anticipate any impact on kind of more discretionary large-ticket purchases? Have you guys thought about it in the past? Andy L. Nemeth Patrick Industries, Inc. - President We expect there to be some volatility. That being said, I think that's baked in right now to estimates and assumptions as it relates to the retail backdrop. So it's going to impact retail. But as we've noted, the wholesale inventories are positioned very well to support retail, especially at the levels that we're at. We would expect some volatility and again, we are positioned to manage through that, but I would tell you that that's -- we believe that's in our expectation on a strong -- still a strong resilient retail for 2020. Operator We have no further questions at this time. I'll now turn the call over to Ms. Julie Ann Kotowski for further remarks. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Paulette. We appreciate everyone for being on the call today and look forward to talking to you again at our fourth quarter 2019 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com under Investor Relations. I'll now turn the call back over to our operator. Operator Thank you, ladies and gentlemen. This concludes today's teleconference. Thank you for joining, and you may now disconnect. Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: adverse economic THOMSON REUTERS | Contact Us 13 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 24, 2019 / 2:00PM GMT, Q3 2019 Patrick Industries Inc Earnings Call and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of this transcript, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us 14 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.